Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated May 1, 2008 relating to the financial statements of Alimera Sciences, Inc. as of December 31, 2007 and 2006 and for each of the years in the three year period ended December 31, 2007, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
July 1, 2008